EXHIBIT 4.3

ISOENERGY LTD.

OMNIBUS LONG-TERM INCENTIVE PLAN

April 16, 2024
as amended on July 8, 2024

i

Section 7.10	Effective Date of the Plan	22

ADDENDUM FOR U.S. PARTICIPANTS		23

Appendix “A” FORM OF OPTION AGREEMENT		A-1

Appendix “B” FORM OF RSU AGREEMENT		B-1

Appendix “C” FORM OF PSU AGREEMENT		C-1

Appendix “D” FORM OF U.S. PARTICIPANT/NON-EMPLOYEE DIRECTOR ELECTION FORM		D-1

ii

ISOENERGY LTD.
OMNIBUS LONG-TERM INCENTIVE PLAN

IsoEnergy Ltd. hereby establishes this Omnibus Long-Term Incentive Plan for certain qualified directors, officers, employees and consultants providing ongoing services to the Corporation and its Affiliates (as defined herein) that can have a significant impact on the Corporation’s long-term results.

Article 1—DEFINITIONS

Section 1.1            Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Affiliate” means any corporation that is an affiliate of the Corporation as defined in National Instrument 45-106 – Prospectus and Registration Exemptions, as may be amended from time to time;

“Awards” means Options, RSUs and PSUs granted to a Participant pursuant to the terms of the Plan;

“Award Agreement” means an Option Agreement, RSU Agreement, PSU Agreement, or an Employment Agreement, as the context requires;

“Black-Out Period” means the period of time required by applicable law or as imposed by the Corporation as a result of the bona fide existence of undisclosed material information when, pursuant to any policies or determinations of the Corporation, securities of the Corporation may not be traded by Insiders or other specified persons;

“Board” means the board of directors of the Corporation as constituted from time to time;

“Broker” has the meaning ascribed thereto in Section 7.5(2) hereof;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Saskatoon, Saskatchewan or Toronto, Ontario, Canada for the transaction of banking business;

“Cancellation” has the meaning ascribed thereto in Section 2.5(1) hereof;

“Cash Equivalent” means in the case of Share Units, the amount of money equal to the Market Value multiplied by the number of vested Share Units in the Participant’s Account, net of any applicable taxes in accordance with Section 7.5, on the Share Unit Settlement Date;

“Change of Control” means unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(a)	any transaction (other than a transaction described in clause (b) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the election of directors of the Corporation, other than any such acquisition that occurs (A) upon the exercise or

1

settlement of options or other securities granted by the Corporation under any of the Corporation’s equity incentive plans; or (B) as a result of the conversion of the multiple voting shares in the capital of the Corporation into Shares;

(b)	there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(c)	the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation’s assets to a person other than a person that was an Affiliate of the Corporation at the time of such sale, lease, exchange, license or other disposition, other than a sale, lease, exchange, license or other disposition to an entity, more than 50% of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition;

(d)	the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement);

(e)	as a result of or in connection with: (i) a contested election of directors; or (ii) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition or other transaction involving the Corporation or any of its Affiliates and another person, entity or group of persons or entities, the nominees put forward by the Corporation and named in the most recent management information circular of the Corporation for election to the Board shall not constitute a majority of the Board (unless in the case of (ii) such election or appointment is approved by a majority vote of the members of the Board prior to the completion of such transaction); or

(f)	the Board adopts a resolution to the effect that a transaction or series of transactions involving the Corporation or any of its Affiliates that has occurred or is imminent is a Change in Control;

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations promulgated thereunder;

2

“Code of Ethics” means any code of ethics adopted by the Corporation, as modified from time to time;

“Consultant” has the meaning ascribed to such term under Section 2.22 of National Instrument 45-106 Prospectus and Registration Exemptions or any successor provisions thereto, provided that in the case of consultants that are within the United States or are U.S. Persons, if such persons are not “accredited investors” (within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act), such persons are natural persons, provide bona fide services to the Corporation and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Corporation’s securities;

“Corporation” means IsoEnergy Ltd., a corporation existing under the Business Corporations Act (Ontario), as amended from time to time;

“Dividend Share Units” has the meaning ascribed thereto in Section 5.2 hereof;

“Eligible Participants” has the meaning ascribed thereto in Section 2.4(1) hereof;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Corporation or an Affiliate and such Participant;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Award, if applicable;

“Exercise Price” has the meaning ascribed thereto in Section 3.2(1) hereof;

“Expiry Date” has the meaning ascribed thereto in Section 3.4 hereof;

“Insider” has the meaning attributed thereto in the TSX Company Manual in respect of the rules governing security-based compensation arrangements, as amended from time to time;

“Market Value” means at any date when the market value of Shares of the Corporation is to be determined, the closing price of the Shares on the Trading Day prior to the date as of which Market Value is determined on the principal stock exchange on which the Shares are listed, or if the Shares of the Corporation are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith;

“Non-Employee Directors” means members of the Board who, at the time of execution of an Award Agreement, if applicable, and at all times thereafter while they continue to serve as a member of the Board, are not officers, senior executives or other employees of the Corporation or a Subsidiary, Consultants or service providers providing ongoing services to the Corporation or its Affiliates;

“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Exercise Price, but subject to the provisions hereof;

“Option Agreement” means a written notice from the Corporation to a Participant evidencing the grant of Options and the terms and conditions thereof, substantially in the form set out in Appendix “A”, or such other form, in physical or electronic format (including pursuant to any electronic incentive compensation system maintained by the Corporation

3

or a third-party service provider on its behalf), as the Board may approve from time to time;

“Participants” means Eligible Participants that are granted Awards under the Plan;

“Participant’s Account” means an account maintained to reflect each Participant’s participation in RSUs and/or PSUs under the Plan in physical or electronic format (including pursuant to any electronic incentive compensation system maintained by the Corporation or a third-party service provider on its behalf);

“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant’s personal performance and/or the financial performance of the Corporation and/or of its Affiliates, and that may be used to determine the vesting of the Awards, when applicable;

“Performance Period” means the period determined by the Board pursuant to Section 4.4 hereof;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this Omnibus Long-Term Incentive Plan, as amended and restated from time to time;

“PSU” means a right awarded to a Participant to receive a payment in the form of Shares, Cash Equivalent or a combination thereof as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

“PSU Agreement” means a written notice from the Corporation to a Participant evidencing the grant of PSUs and the terms and conditions thereof, substantially in the form of Appendix “C”, or such other form, in physical or electronic format (including pursuant to any electronic incentive compensation system maintained by the Corporation or a third-party service provider on its behalf), as the Board may approve from time to time;

“Restriction Period” means the period determined by the Board pursuant to Section 4.3 hereof;

“RSU” means a right awarded to a Participant to receive a payment in the form of Shares, Cash Equivalent or a combination thereof as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

“RSU Agreement” means a written notice from the Corporation to a Participant evidencing the grant of RSUs and the terms and conditions thereof, substantially in the form of Appendix “B”, or such other form, in physical or electronic format (including pursuant to any electronic incentive compensation system maintained by the Corporation or a third-party service provider on its behalf), as the Board may approve from time to time;

“SEC” means the United States Securities and Exchange Commission;

“Share Compensation Arrangement” means, a “security based compensation arrangement” as defined under Section 613(b) of the TSX Company Manual;

“Shares” means the common shares in the capital of the Corporation;

4

“Share Unit” means a RSU or PSU, as the context requires;

“Share Unit Settlement Date” has the meaning determined in Section 4.6(1)(a);

“Share Unit Settlement Notice” means a notice by a Participant to the Corporation electing the desired form of settlement of vested RSUs or PSUs;

“Share Unit Vesting Determination Date” has the meaning described thereto in Section 4.5 hereof;

“Stock Exchange” means the TSX;

“Subsidiary” means a corporation, company, partnership or other body corporate that is controlled, directly or indirectly, by the Corporation;

“Successor Corporation” has the meaning ascribed thereto in Section 6.1(3) hereof;

“Surrender” has the meaning ascribed thereto in Section 3.6(3);

“Surrender Notice” has the meaning ascribed thereto in Section 3.6(3);

“Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time;

“Termination Date” means the date on which a Participant ceases to be an active employee, director, officer, senior executive, or Consultant of the Corporation or an Affiliate. For clarity, a Participant’s employment or engagement with the Corporation or an Affiliate is considered to have terminated effective on the last day of the Participant’s actual and active employment or engagement with the Corporation or Affiliate, whether or not the termination or engagement is with or without notice, adequate notice or legal notice, provided that if the employment or engagement of the Participant is terminated for cause, such rights shall expire and terminate immediately upon notification being given to the Participant of such termination for cause;

“Trading Day” means any day on which the Stock Exchange is opened for trading;

“TSX” means the Toronto Stock Exchange;

“TSX Company Manual” means the TSX Company Manual as amended from time to time;

“TSXV” means the TSX Venture Exchange;

“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

“U.S. Participant” means any Participant who is a United States citizen or United States resident alien as defined for purposes of Section 7701(b)(1)(A) of the Code or for whom an Award is otherwise subject to taxation under the Code;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

5

Article 2—PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

Section 2.1            Purpose of the Plan.

The purpose of this Plan is to advance the interests of the Corporation by: (i) providing Eligible Participants with additional incentives; (ii) encouraging stock ownership by such Eligible Participants; (iii) increasing the proprietary interest of Eligible Participants in the success of the Corporation; (iv) promoting growth and profitability of the Corporation; (v) encouraging Eligible Participants to take into account long-term corporate performance; (vi) rewarding Eligible Participants for sustained contributions to the Corporation and/or significant performance achievements of the Corporation; and (vii) enhancing the Corporation’s ability to attract, retain and motivate Eligible Participants.

Section 2.2            Implementation and Administration of the Plan.

(1)	Subject to Section 2.3, this Plan will be administered by the Board.

(2)	Subject to the terms and conditions set forth in this Plan, the Board is authorized to provide for the granting, exercise and method of exercise of Awards, all at such times and on such terms (which may vary between Awards granted from time to time) as it determines. In addition, the Board has the authority to (i) construe and interpret this Plan and all certificates, agreements or other documents provided or entered into under this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; and (iii) make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board will be binding on all Participants and on their legal, personal representatives and beneficiaries.

(3)	No member of the Board will be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of this Plan, any Award Agreement or other document or any Awards granted pursuant to this Plan.

(4)	The day-to-day administration of the Plan may be delegated to such committee of the Board and/or such officers and employees of the Corporation as the Board determines from time to time.

(5)	Subject to the provisions of this Plan, the Board has the authority to determine the limitations, restrictions and conditions, if any, applicable to the exercise of an Award.

Section 2.3            Delegation to Committee.

Despite Section 2.2 or any other provision contained in this Plan, the Board has the right to delegate the administration and operation of this Plan, in whole or in part, to a committee of the Board and/or to any member of the Board. In such circumstances, all references to the Board in this Plan include reference to such committee and/or member of the Board, as applicable.

Section 2.4            Eligible Participants.

(1)	The Persons who shall be eligible to receive Awards (“Eligible Participants”) shall be the bona fide directors, officers, senior executives, Consultants and other employees of the Corporation or a Subsidiary, providing ongoing services to the Corporation and its Affiliates. For Awards granted to employees or consultants, the Corporation and the Participant shall be responsible for ensuring and confirming that such person is a bona fide employee, Consultant or management company, as the case may be.

6

(2)	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship, employment or appointment with the Corporation.

(3)	Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment or appointment by the Corporation.

Section 2.5            Shares Subject to the Plan.

(1)	Subject to adjustment pursuant to provisions of Article 6 hereof, the total number of Shares reserved and available for grant and issuance pursuant to Awards under the Plan and any other Share Compensation Arrangement of the Corporation shall not exceed 10% of the total issued and outstanding Shares from time to time (on a non-diluted basis) or such other number as may be approved by the Stock Exchange and the shareholders of the Corporation from time to time. For the purposes of this Section 2.5(1), in the event that, subject to the prior approval of the Stock Exchange, if applicable, the Corporation cancels or purchases to cancel any of its issued and outstanding Shares (“Cancellation”) and as a result of such Cancellation the Corporation exceeds the limit set out in this Section 2.5(1), no approval of the Corporation’s shareholders will be required for the issuance of Shares on the exercise of any Options which were granted prior to such Cancellation.

(2)	Shares in respect of which an Award is granted under the Plan, but not exercised prior to the termination of such Award or not vested or settled prior to the termination of such Award due to the expiration, termination, cancellation or lapse of such Award, or Shares underlying an Award that have been settled in cash, shall be available for Awards to be granted thereafter pursuant to the provisions of the Plan. All Shares issued pursuant to the exercise or the vesting of the Awards granted under the Plan shall be so issued as fully paid and non-assessable Shares.

Section 2.6            Participation Limits.

Subject to adjustment pursuant to provisions of Article 6 hereof, the aggregate number of Shares (i) issued to Insiders under the Plan or any other proposed or established Share Compensation Arrangement within any one-year period and (ii) issuable to Insiders at any time under the Plan or any other proposed or established Share Compensation Arrangement, shall in each case not exceed 10% of the total issued and outstanding Shares from time to time, unless disinterested shareholder approval is obtained. For greater certainty, for the purposes of the limitations set forth in this Section 2.6, any Awards granted to an Insider prior to it becoming an Insider shall be considered an Award granted to an Insider irrespective of the fact that such person was not an Insider at the date of grant.

Article 3—OPTIONS

Section 3.1            Nature of Options.

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Exercise Price, subject to the provisions hereof.

Section 3.2            Option Awards.

(1)	The Board shall, from time to time, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) determine the number of

7

Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Exercise Price”), (iv) determine the relevant vesting provisions (including Performance Criteria, if applicable) and (v) determine the Expiry Date, the whole subject to the terms and conditions prescribed in this Plan, in any Option Agreement and any applicable rules of the Stock Exchange.

Section 3.3            Exercise Price.

The Exercise Price for Shares that are the subject of any Option shall be fixed by the Board when such Option is granted, but shall not be less than the Market Value of such Shares at the time of the grant.

Section 3.4            Expiry Date; Black-out Period.

Subject to Section 6.2, each Option must be exercised no later than 10 years after the date the Option is granted or such shorter period as set out in the Participant’s Option Agreement, at which time such Option will expire (the “Expiry Date”). Notwithstanding any other provision of this Plan, each Option that would expire during a Black-Out Period formally imposed by the Corporation shall expire on the date that is 10 Business Days immediately following the expiration of the Black-Out Period; provided that, in the event that the Participant or the Corporation is subject to a cease trade order (or similar order under Securities Laws) in respect of the Corporation’s securities, such extension will not be permitted.

Section 3.5            Exercise of Options.

(1)	Subject to the provisions of this Plan, a Participant shall be entitled to exercise an Option granted to such Participant, subject to vesting limitations which may be imposed by the Board at the time such Option is granted.

(2)	Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable as to all or such part or parts of the optioned Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board may determine in its sole discretion.

(3)	No fractional Shares will be issued upon the exercise of Options granted under this Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise of an Option, or from an adjustment pursuant to Section 6.1, such Participant will only have the right to acquire the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 3.6            Method of Exercise and Payment of Purchase Price.

(1)	Subject to the provisions of the Plan and the alternative exercise procedures set out herein, an Option granted under the Plan may be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering an Exercise Notice to the Corporation in the form and manner determined by the Board from time to time, together with cash, a bank draft or certified cheque in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Options and any applicable tax withholdings.

(2)	Pursuant to the Exercise Notice, the Corporation may allow a Participant to undertake a “cashless exercise” with the assistance of a broker in order to facilitate the exercise of

8

such Participant’s Options. The “cashless exercise” procedure may include a sale of such number of Shares as is necessary to raise an amount equal to the aggregate Exercise Price for all Options being exercised by that Participant under an Exercise Notice and any applicable tax withholdings. Pursuant to the Exercise Notice, the Participant may authorize the broker to sell Shares on the open market by means of a short sale and forward the proceeds of such short sale to the Corporation to satisfy the Exercise Price and any applicable tax withholdings, promptly following which the Corporation shall issue the Shares underlying the number of Options as provided for in the Exercise Notice.

(3)	In addition, in lieu of exercising any vested Option in the manner described in this Section 3.6(1) or Section 3.6(2), and pursuant to the terms of this Article 3, subject to satisfaction of applicable tax withholding requirements, the Corporation may allow a Participant to choose to undertake a “net exercise” by surrendering an Option (“Surrender”) with a properly endorsed notice of Surrender to the Corporate Secretary of the Corporation, substantially in the form of Schedule “B” to the Option Agreement (a “Surrender Notice”), electing to receive that number of Shares calculated using the following formula:

X = (Y * (A-B)) / A

Where:

X = the number of Shares to be issued to the Participant upon exercising such Options; provided that if the foregoing calculation results in a negative number, then no Shares shall be issued

Y = the number of Shares underlying the Options to be Surrendered

A = the Market Value of the Shares as at the date of the Surrender Notice

B = the Exercise Price of such Options

(4)	Upon the exercise of an Option pursuant to this Section 3.6, the Corporation shall, as soon as practicable after such exercise but no later than 10 Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to deliver to the Participant such number of Shares as the Participant shall have then, either: (i) paid for and specified by the Participant in the Exercise Notice, or (ii) elected to receive upon the Surrender and as specified by the Participant in the Surrender Notice.

Article 4—SHARE UNITS

Section 4.1            Nature of Share Units.

A Share Unit is an Award entitling the recipient to acquire Shares, at such purchase price (which shall be zero unless otherwise determined by the Board), subject to such restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. Unless otherwise determined by the Board in its discretion, an Award of a Share Unit is considered a bonus for services rendered in the calendar year in which the Award is made.

Section 4.2            Share Unit Awards.

(1)	Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, from time to time, in its sole discretion, (i) designate the

9

Eligible Participants who may receive RSUs and/or PSUs under the Plan, (ii) fix the number of RSUs and/or PSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs and/or PSUs shall be granted, and (iii) determine the relevant conditions and vesting provisions (including, in the case of PSUs, the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such RSUs and/or PSUs, the whole subject to the terms and conditions prescribed in this Plan and in any RSU Agreement and/or PSU Agreement, as applicable.

(2)	It is intended that the RSUs and PSUs not be treated as a “salary deferral arrangement” as defined in the Tax Act by reason of paragraph (k) thereof.

(3)	Subject to the vesting and other conditions and provisions set forth herein and in the RSU Agreement and/or PSU Agreement, the Board shall determine whether each RSU and/or PSU awarded to a Participant shall entitle the Participant: (i) to receive one Share issued from treasury; (ii) to receive the Cash Equivalent of one Share; or (iii) to elect to receive either one Share from treasury, the Cash Equivalent of one Share or a combination of cash and Shares.

(4)	Share Units shall be settled by the Corporation at any time beginning on the first Business Day following their Share Unit Vesting Determination Date but no later than the end of the Restriction Period.

(5)	Each Non-Employee Director may elect to receive all or a portion his or her annual retainer fee in the form of a grant of RSUs in each fiscal year. The number of RSUs shall be calculated as the amount of the Non-Employee Director’s annual retainer fee elected to be paid by way of RSUs divided by the Market Value as at the date of grant of such RSUs. At the discretion of the Board, fractional RSUs will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

(6)	Notwithstanding any other provision of this Plan, no Share Unit shall vest before the date that is one year following the applicable date of grant, provided that this limitation shall not apply in the case of the Participant’s death, or in connection with a Change of Control, takeover bid, reverse takeover transaction, or any similar transaction.

Section 4.3            Restriction Period Applicable to Share Units

The applicable restriction period in respect of a particular Share Unit shall be determined by the Board but in all cases shall end no later than December 31 of the calendar year which is three years after the calendar year in which the Award is granted (“Restriction Period”). For example, the Restriction Period for a grant made in June 2024 shall end no later than December 31, 2027. Subject to the Board’s determination, any vested Share Units with respect to a Restriction Period will be paid to Participants in accordance with Article 4, no later than the end of the Restriction Period. Unless otherwise determined by the Board, all unvested Share Units shall be cancelled on the Share Unit Vesting Determination Date (as such term is defined in Section 4.5) and, in any event, no later than the last day of the Restriction Period.

Section 4.4            Performance Criteria and Performance Period Applicable to PSU Awards.

(1)	For each award of PSUs, the Board shall establish the period in which any Performance Criteria and other vesting conditions must be met in order for a Participant to be entitled to receive Shares in exchange for all or a portion of the PSUs held by such Participant (the “Performance Period”), provided that such Performance Period may not expire later

10

than December 15 of the calendar year which is three years after the calendar year in which the Award is granted.

(2)	For each award of PSUs, the Board shall establish any Performance Criteria and other vesting conditions in order for a Participant to be entitled to receive Shares in exchange for his or her PSUs.

Section 4.5            Share Unit Vesting Determination Date.

Subject to Section 4.2(6), the vesting determination date means the date on which the Board (or such committee of the Board or senior officer(s) to which the Board has delegated authority to make such determination) determines if the Performance Criteria and/or other vesting conditions with respect to a RSU and/or PSU have been met (the “Share Unit Vesting Determination Date”), and as a result, establishes the number of RSUs and/or PSUs that become vested, if any. For greater certainty, the Share Unit Vesting Determination Date in respect of Share Units must fall after the end of the Performance Period, if applicable, but no later than the last day of the Restriction Period.

Section 4.6            Settlement of Share Unit Awards.

(1)	Subject to the terms of any Employment Agreement or other agreement between the Participant and the Corporation, or the Board expressly providing to the contrary, and except as otherwise provided in a RSU Agreement and/or PSU Agreement, in the event that the vesting conditions, the Performance Criteria and Performance Period, if applicable, of a Share Unit are satisfied:

(a)	all of the vested Share Units covered by a particular grant may, subject to Section 4.6(4), be settled at any time beginning on the first Business Day following their Share Unit Vesting Determination Date but no later than the Restriction Period (the “Share Unit Settlement Date”);

(b)	unless settlement in full or in part in cash is authorized by the Board, settlement shall take the form of Shares issued from treasury;

(c)	a Participant is entitled to deliver to the Corporation, on or before the Share Unit Settlement Date, a Share Unit Settlement Notice in respect of any or all vested Share Units held by such Participant;

(d)	settlement shall be subject to the Participant delivering to the Corporation payment for applicable withholding taxes or otherwise making arrangements as contemplated in Section 7.5.

(2)	Subject to Section 4.6(4), settlement of Share Units shall take place promptly following the Share Unit Settlement Date in the form of Shares, or if authorized by the Board, take the form set out in the Share Unit Settlement Notice through:

(a)	in the case of settlement of Share Units for their Cash Equivalent, delivery of a bank draft, certified cheque, direct deposit or other acceptable form of payment to the Participant representing the Cash Equivalent;

(b)	in the case of settlement of Share Units for Shares, delivery of Shares to the Participant; or

11

(c)	in the case of settlement of the Share Units for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

(3)	If a Share Unit Settlement Notice is not received by the Corporation on or before the Share Unit Settlement Date, settlement shall take the form of Shares issued from treasury as set out in Section 4.7(2).

(4)	Notwithstanding any other provision of this Plan, in the event that a Share Unit Settlement Date falls during a Black-Out Period formally imposed by the Corporation and the Participant has not delivered a Share Unit Settlement Notice, then such Share Unit Settlement Date shall be automatically extended to the 10th Business Day following the date that such Black-Out Period is terminated. Where a Share Unit Settlement Date falls immediately after a Black-Out Period formally imposed by the Corporation, and for greater certainty, not later than 10 Business Days after such Black-Out Period, then the Share Unit Settlement Date will be automatically extended by such number of days equal to 10 Business Days less the number of Business Days that a Share Unit Settlement Date is after such Black-Out Period; provided that, in the event that the Participant or the Corporation is subject to a cease trade order (or similar order under Securities Laws) in respect of the Corporation’s securities, such extension will not be permitted.

(5)	Notwithstanding any other provision of this Plan, if the Performance Criteria for any award of PSUs is structured such that it might result in an increase in the number of Shares underlying a Share Unit (a “Payout Multiplier”), and, if as a result of such Payout Multiplier, the Corporation does not have a sufficient number of Shares available to be issued under this Plan to settle such Share Units, the Participant shall be required to have such Share Units settled for their Cash Equivalent in accordance with this Section 4.6.

Section 4.7            Determination of Amounts.

(1)	Cash Equivalent of Share Units. For purposes of determining the Cash Equivalent of Share Units to be made pursuant to Section 4.6, such calculation will be made on the Share Unit Settlement Date and shall equal the Market Value on the Share Unit Settlement Date multiplied by the number of vested Share Units in the Participant’s Account which the Participant desires to settle in cash pursuant to the Share Unit Settlement Notice or Section 4.6(5).

(2)	Payment in Shares; Issuance of Shares from Treasury. For the purposes of determining the number of Shares from treasury to be issued and delivered to a Participant upon settlement of Share Units pursuant to Section 4.6, such calculation will be made on the Share Unit Settlement Date and be the whole number of Shares equal to the whole number of vested Share Units then recorded in the Participant’s Account which the Participant desires to settle pursuant to the Share Unit Settlement Notice. Shares issued from treasury will be issued in consideration for the past services of the Participant to the Corporation and the entitlement of the Participant under this Plan in respect of such Share Units settled for Shares shall be satisfied in full by such issuance of Shares.

Section 4.8            Share Unit Award Agreements

Any Award of Share Units shall be evidenced by an Award Agreement in such form not inconsistent with the Plan as the Board may from time to time determine. The Award Agreement may contain any such terms that the Corporation considers necessary in order to ensure that the Share Unit will comply with any provisions of the Tax Act or any other laws in force in any country

12

or jurisdiction of which the Participant may from time to time be resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Article 5—GENERAL CONDITIONS

Section 5.1            General Conditions applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(1)	Employment - The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ in any capacity. For greater certainty, the granting of Awards to a Participant shall not impose any obligation on the Corporation to grant any awards in the future nor shall it entitle the Participant to receive future grants.

(2)	Rights as a Shareholder - Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards until the date of issuance of a share certificate to such Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) or the entry of such person’s name on the share register for the Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued or entry of such person’s name on the share register for the Shares.

(3)	Conformity to Plan – In the event that an Award is granted or an Award Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(4)	Non-Transferability – Except as set forth herein, Awards are not transferable or assignable. Following the Participant’s death, Awards may be exercised only by the legal representative of the Participant’s estate, provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Award and provided further that such legal representative shall only be entitled to exercise such Awards for a period of 180 days following the Participant’s death. A person exercising an Award may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative (provided however, for greater clarity, that such Shares may be registered in the name of the brokerage account of such person or estate, as applicable).

Section 5.2            Dividend Share Units.

(1)	When dividends (other than stock dividends) are paid on Shares, Participants shall receive additional RSUs and/or PSUs, as applicable (“Dividend Share Units”) as of the dividend payment date. The number of Dividend Share Units to be granted to the Participant shall be determined by multiplying the aggregate number of RSUs and/or PSUs, as applicable, held by the Participant on the relevant record date by the amount of the dividend paid by the Corporation on each Share, and dividing the result by the Market Value on the dividend payment date, which Dividend Share Units shall be in the form of RSUs and/or PSUs, as applicable. Dividend Share Units granted to a Participant in accordance with this Section 5.2 shall be subject to the same vesting conditions applicable to the related RSUs and/or PSUs. For greater certainty, any Dividend Share Units shall be counted towards the total

13

number of Shares reserved and available for grant and issuance pursuant to Awards under the Plan in accordance with Section 2.5(1).

(2)	In the event that the Corporation does not have sufficient room under the Plan to satisfy its obligation to issue Dividend Share Units to Participants, the Corporation shall, in lieu of issuing such Participants the Dividend Share Units to which they would have otherwise been entitled, pay such Participants, for each Share Unit held, the amount of the dividend in cash, on the same basis had such Participant settled such Share Units for Shares immediately prior to the declaration of the dividend and become a shareholder of the Corporation.

Section 5.3            Termination of Employment.

(1)	Subject to a written Employment Agreement of a Participant and as otherwise determined by the Board, each Share Unit and Option shall be subject to the following conditions:

(a)	Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for “cause”, all unexercised vested or unvested Share Units and Options granted to such Participant shall terminate on the Termination Date. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for cause shall be binding on the Participant. “Cause” shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Corporation’s Code of Ethics and any reason determined by the Corporation to be cause for termination.

(b)	Retirement. In the case of a Participant’s retirement (in accordance with any retirement policy implemented by the Company from time to time), any unvested Share Units and/or Options held by the Participant as at the Termination Date will continue to vest in accordance with their vesting schedules, and all vested Share Units and Options held by the Participant at or following the Termination Date may be exercised until the earlier of the expiry date of such Share Units and Options or one year following the Termination Date, provided that if the Participant is determined to have breached any post-employment restrictive covenants in favour of the Corporation, then any Share Units and/or Options held by the Participant, whether vested or unvested, will immediately expire and the Participant shall pay to the Corporation any “in-the-money” amounts realized upon exercise of Share Units and/or Options following the Termination Date.

(c)	Resignation. In the case of a Participant ceasing to be an Eligible Participant due to such Participant’s resignation, subject to any later expiration dates determined by the Board, all Share Units and Options shall expire on the earlier of 90 days after the Termination Date, or the expiry date of such Share Unit or Option, to the extent such Share Unit or Option was vested and exercisable by the Participant on the Termination Date and all unexercised unvested Share Units and/or Options granted to such Participant shall terminate on the Termination Date.

(d)	Termination or Cessation. In the case of a Participant ceasing to be an Eligible Participant for any reason (other than for “cause”, retirement, resignation, death or in connection with a Change of Control (as set out in Section 5.3(1)(f))) unvested Share Units and/or Options may be vested by the Corporation on the Termination Date subject to pro ration over the applicable vesting or performance period (based on the number of months that have been completed from the date of grant of such Share Units and/or Options to the Termination Date divided by the number of

14

months of the full applicable vesting or performance period in respect of such Share Units and/or Options) and all Share Units and/or Options (vested or unvested) shall expire on the earlier of 90 days after the Termination Date, or the expiry date of such Share Units and Options. For greater certainty, the pro ration calculation referred to above shall be net of previously vested Share Units and/or Options, which shall remain fully vested and expire on the earlier of 90 days after the Termination Date, or the expiry date of such Share Units and Options.

(e)	Death. If a Participant dies while in his or her capacity as an Eligible Participant, all unvested Share Units and Options will immediately vest and all Share Units and Options will expire 180 days after the death of such Participant.

(f)	Change of Control. If a participant is terminated without “cause” or resigns for good reason (as defined in a Participant’s Employment Agreement, if applicable) during the 12 month period following a Change of Control, or after the Corporation has signed a written agreement to effect a change of control but before the change of control is completed, then any unvested Share Units and/or Options will immediately vest and may be exercised prior to the expiry date of such Options.

(2)	The Participant shall have no entitlement to damages or other compensation arising from or related to not receiving any awards which would have settled or vested or accrued to the Participant after the Termination Date or if working notice of termination had been given.

Section 5.4            Unfunded Plan.

Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

Article 6—ADJUSTMENTS AND AMENDMENTS

Section 6.1            Adjustment to Shares Subject to Outstanding Awards.

(1)	In the event of any subdivision of the Shares into a greater number of Shares at any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant, at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof, in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such subdivision if on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(2)	In the event of any consolidation of Shares into a lesser number of Shares at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such consolidation if

15

on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(3)	If at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 6.1(1) or Section 6.1(2) hereof or, subject to the provisions of Section 6.2(3) hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”), the Participant shall be entitled to receive upon the subsequent exercise or vesting of an Award, in accordance with the terms hereof and shall accept in lieu of the number of Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class or other securities of the Corporation or the Successor Corporation (as the case may be) or other consideration from the Corporation or the Successor Corporation (as the case may be) that such Participant would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of Section 6.2(3) hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, such Participant had been the registered holder of the number of Shares to which such Participant was immediately theretofore entitled upon such exercise or vesting of such Award.

(4)	If, at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall make a distribution to all holders of Shares or other securities in the capital of the Corporation, or cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), or should the Corporation effect any transaction or change having a similar effect, then the price or the number of Shares to which the Participant is entitled upon exercise or vesting of Award shall be adjusted to take into account such distribution, transaction or change. The Board shall determine the appropriate adjustments to be made in such circumstances in order to maintain the Participants’ economic rights in respect of their Awards in connection with such distribution, transaction or change.

(5)	All adjustments contemplated pursuant to this Section 6.1, (other than adjustments in the event of any consolidation of Shares into a lesser number of Shares, or a stock split into a greater number of Shares), are subject to the approval of the Stock Exchange, as applicable.

Section 6.2            Amendment or Discontinuance of the Plan.

(1)	The Board may amend the Plan or any Award in its absolute discretion and without approval of the shareholders at any time without the consent of the Participants provided that such amendment shall:

(a)	not adversely alter or impair any Award previously granted except as permitted by the provisions of Article 6 hereof;

16

(b)	be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the Stock Exchange; and

(c)	be subject to shareholder approval, where required by law, the requirements of the Stock Exchange or the provisions of the Plan, provided for greater clarity that shareholder approval shall not be required for the following amendments and the Board may make any such amendments:

(i)	amendments of a general “housekeeping” or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the Plan;

(ii)	changes that alter, extend or accelerate the terms of vesting or settlement applicable to any Award;

(iii)	any amendment regarding the effect of termination of a Participant’s employment or engagement;

(iv)	any amendment to add or amend provisions relating to the granting of cash-settled awards, provision of financial assistance or claw backs and any amendment to a cash-settled award, financial assistance or claw back provisions which are adopted;

(v)	any amendment regarding the administration of this Plan;

(vi)	any amendment necessary to comply with applicable law or the requirements of the Stock Exchange or any other regulatory body having authority over the Corporation, this Plan or the shareholders of the Corporation (provided, however, that any Stock Exchange shall have the overriding right in such circumstances to require shareholder approval of any such amendments);

(vii)	following the Corporation ceasing to be listed on the TSXV, such amendments as the Board deems necessary or advisable to remove limitations and/or restrictions that are specific requirements under the policies and other requirements of the TSXV and make such other amendments that are incidental to the Corporation being no longer a TSXV listed company; and

(viii)	any other amendment that does not require the shareholder approval under Section 6.2(2).

(2)	Notwithstanding Section 6.2(1)(c), the Board shall be required to obtain shareholder approval to make the following amendments:

(a)	any amendment to the category of persons eligible to participate under this Plan;

(b)	any increase to the maximum number or percentage, as the case may be, of Shares issuable from treasury under the Plan, except such increase by operation of Section 2.5 and in the event of an adjustment pursuant to Article 6;

(c)	any amendment which reduces the exercise price of any Award, except in the case of an adjustment pursuant to Article 6;

17

(d)	any amendment that would permit the introduction or reintroduction of Non-Employee Directors as Eligible Participants on a discretionary basis or any amendment that increases the limits (if any) previously imposed on Non-Employee Director participation;

(e)	any amendment to remove or to exceed the limits set out in Section 2.5 or Section 2.6 with respect to the amount of Options and/or Share Units that may be granted or issued to any one person or category of Eligible Participant under this Plan;

(f)	any amendment to the amendment provisions of the Plan.

(g)	any amendment which extends the term of any Option held by an Insider of the Corporation beyond the original expiry;

(h)	any amendment to the method for determining the Exercise Price of any Options;

(i)	any amendment to the maximum term of any Award;

(j)	any amendment which extends the expiry beyond the original expiry of any Awards; and

(k)	any amendment to the method or formula for calculating prices, values or amounts under this Plan that may result in a benefit to a Participant.

(3)	The Board may, subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of the Participant’s employment shall not apply for any reason acceptable to the Board.

Section 6.3            Change of Control.

(1)	Notwithstanding any other provision of this Plan, in the event of a Change of Control, the surviving, successor or acquiring entity shall assume any Awards or shall substitute similar options or share units for the outstanding Awards, as applicable. If the surviving, successor or acquiring entity does not assume the outstanding Awards or substitute similar options or share units for the outstanding Awards, as applicable, or if the Board otherwise determines in its discretion, the Corporation shall give written notice to all Participants advising that the Plan shall be terminated effective immediately prior to the Change of Control and all Options, RSUs (and related Dividend Share Units) and a specified number of PSUs (and related Dividend Share Units) shall be deemed to be vested and, unless otherwise exercised, settled, forfeited or cancelled prior to the termination of the Plan, shall expire or, with respect to RSUs and PSUs be settled, immediately prior to the termination of the Plan. The number of PSUs which are deemed to be vested shall be determined by the Board, in its sole discretion, having regard to the level of achievement of the Performance Criteria prior to the Change of Control.

(2)	In the event of a Change of Control, the Board has the power to: (i) make such other changes to the terms of the Awards as it considers fair and appropriate in the circumstances, provided such changes are not adverse to the Participants; (ii) otherwise modify the terms of the Awards to assist the Participants to tender into a takeover bid or other arrangement leading to a Change of Control, and thereafter; and (iii) terminate, conditionally or otherwise, the Awards not exercised or settled, as applicable, following successful completion of such Change of Control. If the Change of Control is not completed within the time specified therein (as the same may be extended), the Awards which vest pursuant to this Section 6.3 shall be returned by the Corporation to the

18

Participant and, if exercised or settled, as applicable, the Shares issued on such exercise or settlement shall be reinstated as authorized but unissued Shares and the original terms applicable to such Awards shall be reinstated.

Article 7—MISCELLANEOUS

Section 7.1            Currency.

Unless otherwise specifically provided, all references to dollars in this Plan are references to Canadian dollars.

Section 7.2            Compliance and Award Restrictions.

(1)	The Corporation’s obligation to issue and deliver Shares under any Award is subject to: (i) the completion of such registration or other qualification of such Shares or obtaining approval of such regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (ii) the admission of such Shares to listing on any stock exchange on which such Shares may then be listed; and (iii) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction. The Corporation shall take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which such Shares are then listed.

(2)	The Participant agrees to fully cooperate with the Corporation in doing all such things, including executing and delivering all such agreements, undertakings or other documents or furnishing all such information as is reasonably necessary to facilitate compliance by the Corporation with such laws, rules and requirements, including all tax withholding and remittance obligations.

(3)	No Awards will be granted where such grant is restricted pursuant to the terms of any trading policies or other restrictions imposed by the Corporation.

(4)	The Corporation is not obliged by any provision of this Plan or the grant of any Award under this Plan to issue or sell Shares if, in the opinion of the Board, such action would constitute a violation by the Corporation or a Participant of any laws, rules and regulations or any condition of such approvals.

(5)	If Shares cannot be issued to a Participant upon the exercise or settlement of an Award due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares will terminate and, if applicable, any funds paid to the Corporation in connection with the exercise of any Options will be returned to the applicable Participant as soon as practicable.

Section 7.3            United States Securities Law Matters.

No Awards shall be made in the United States and no Shares shall be issued upon exercise of, or pursuant to, any such Awards in the United States unless such securities are registered under the U.S. Securities Act or any applicable U.S. state securities laws, or an exemption from such registration is available. Any Awards issued in the United States, and any Shares issued upon

19

exercise thereof or pursuant thereto that have not been registered with the SEC on Form S-8 or another available SEC form for the registration of securities, will be “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Any certificate or instrument representing such securities shall bear a legend restricting transfer under applicable United States federal and state securities laws in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE/CONVERSION HEREOF OR PURSUANT HERETO] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT)”, OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, AND, IN THE CASE OF TRANSFERS UNDER EITHER CLAUSE (C) OR (D), THE HOLDER HAS FURNISHED TO THE CORPORATION AND ITS TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH EXEMPTION(S) ARE AVAILABLE. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

The Board may require that a Participant provide certain representations, warranties and certifications to the Corporation to satisfy the requirements of applicable securities laws, including without limitation, the registration requirements of the U.S. Securities Act and applicable state securities laws or exemptions or exclusions therefrom.

Section 7.4            Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

Section 7.5            Tax Withholding.

(1)	Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of applicable source deductions. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding obligation may be satisfied, at the election of the Corporation, by (a) having the Participant elect to have the appropriate number of such Shares sold by the Corporation, the Corporation’s transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 7.4 hereof, on behalf of and

20

as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Corporation, which will in turn remit such amounts to the appropriate governmental authorities (and any remainder will be paid to the Participant), (b) having the Participant pay to the Corporation the cash amount necessary to cover such tax withholding obligation, or (c) any other mechanism as may be required or appropriate to conform with local tax and other rules.

(2)	The sale of Shares by the Corporation, or by a broker engaged by the Corporation (the “Broker”), under Section 7.5(1) or under any other provision of the Plan will be made on the Stock Exchange. The Participant consents to such sale and grants to the Corporation an irrevocable power of attorney to effect the sale of such Shares on his behalf and acknowledges and agrees that (i) the number of Shares sold will be, at a minimum, sufficient to fund the withholding obligations net of all selling costs, which costs are the responsibility of the Participant and which the Participant hereby authorizes to be deducted from the proceeds of such sale; (ii) in effecting the sale of any such Shares, the Corporation or the Broker will exercise its sole judgment as to the timing and the manner of sale and will not be obligated to seek or obtain a minimum price; and (iii) neither the Corporation nor the Broker will be liable for any loss arising out of such sale of the Shares including any loss relating to the pricing, manner or timing of the sales or any delay in transferring any Shares to a Participant or otherwise.

(3)	The Participant further acknowledges that the sale price of the Shares will fluctuate with the market price of the Shares and no assurance can be given that any particular price will be received upon any sale.

Section 7.6            Reorganization of the Corporation.

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 7.7            Claw Back

Awards granted under the Plan shall be subject to the Corporation’s claw back policy as it may exist from time to time, unless otherwise determined by the Board.

Section 7.8            Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 7.9            Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

21

Section 7.10          Effective Date of the Plan.

The Plan was approved by the Board and shall take effect as of April 16, 2024.

The Plan was amended by the Board effective as of July 8, 2024.

22

ADDENDUM FOR U.S. PARTICIPANTS

ISOENERGY LTD.
OMNIBUS LONG-TERM INCENTIVE PLAN

The provisions of this Addendum apply to Awards held by a U.S. Participant. All capitalized terms used in this Addendum but not defined in Section 1 below have the meanings attributed to them in the Plan. The Section references set forth below match the Section references in the Plan. This Addendum shall have no other effect on any other terms and provisions of the Plan except as set forth below.

1.	Definitions

“Change of Control” has the meaning attributed under Section 1.1 of the Plan; provided, however, with respect to a U.S. Participant, for any Award that is subject to Code Section 409A, a Change of Control shall not occur unless such transaction constitutes a change in the ownership of the Corporation, a change in the effective control of the Corporation, and/or a change in the ownership of a substantial portion of the Corporation’s assets under Code Section 409A.

“good reason” has the meaning attributed under Section 5.3(1)(f) of the Plan, provided however that the Participant has provided the Corporation (or applicable Subsidiary) with written notice of the acts or omissions constituting grounds for “good reason” within 90 days of such act or omission and the Corporation (or applicable Subsidiary) shall have failed to rectify, as determined by the Board acting reasonably, any such acts or omissions within 30 days of the Corporation’s (or applicable Subsidiary’s) receipt of such notice.

“retirement” means, with respect to a U.S. Participant, a Separation from Service, other than due to death or by action of the Corporation for cause (including if the Corporation determines after the date of the Separation from Service that it could have terminated the U.S. Participant for cause), after the U.S. Participant has attained either age 65 OR age 55 with at least 10 years of service with the Corporation.

“Separation from Service” means, with respect to a U.S. Participant, any event that constitutes a “separation from service” as defined under Code Section 409A.

“Specified Employee” means a “specified employee” as defined under Code Section 409A.

2.	Exercise Price of Options

Notwithstanding anything to the contrary in Section 3.3 of the Plan, for U.S. Participants, the Exercise Price of each Option to acquire Shares shall be not less than 100% of the Market Value of the Shares subject to such Option on the date of grant; provided, that such Market Value is determined consistent with Code Section 409A, including Treasury Regulations Section 1.409A-1(b)(5)(iv). Notwithstanding the foregoing, an Option may be granted to a U.S. Participant with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying Section 6.4 of the Plan and the provisions of Code Section 409A.

3.	Expiry Date of Options

Notwithstanding anything to the contrary in Section 3.4 of the Plan or otherwise, in no event, including as a result of any Black-Out Period or any termination of employment, shall the expiration of any Option issued to a U.S. Participant be extended beyond the original Expiry Date

23

if such Option has an Exercise Price that is less than the Market Value on the date of the proposed extension.

4.	Non-Employee Directors

A Non-Employee Director who is also a U.S. Participant and wishes to have all or any part of his or her annual retainer fees paid in the form of RSUs shall irrevocably elect such payment form by December 31 of the year prior to the calendar year during which the annual retainer fees are to be earned. Any election made under this Section 3 shall be irrevocable during the calendar year to which it applies, and shall apply to annual retainers earned in future calendar years unless and until the U.S. Participant makes a later election in accordance with the terms of this Section 4 of the Addendum. With respect to the calendar year in which a U.S. Participant becomes a Non- Employee Director, so long as such individual has never previously been eligible to participate in any deferred compensation plan sponsored by the Corporation, such individual may make the election described in this Section 4 of the Addendum within the first 30 days of becoming eligible to participate in the Plan, but solely with respect to the portion of the annual retainer not earned before the date such election is made, all in accordance with Code Section 409A. Notwithstanding anything to the contrary in Article 4 of the Plan and except as otherwise set forth herein, any RSUs issued to a U.S. Participant that is a Non- Employee Director in lieu of retainer fees shall be settled on earlier of (i) the U.S. Participant’s Separation from Service, or (ii) a Change of Control provided that such change of control event constitutes a “change in control” within the meaning of Section 409A.

5.	Settlement of Share Unit Awards.

(a)	Notwithstanding anything to the contrary in Article 4 of the Plan and except as otherwise set forth herein (including Section 4 of this Addendum as applicable to Non-Employee Directors), and unless otherwise provided in the applicable Award Agreement), all of the vested Share Units subject to any RSU or PSU shall be settled as soon as administratively practicable after the applicable Share Unit Vesting Determination Date and in no event later than March 15 of the calendar year following the calendar year in which (i) the relevant vesting date occurs for an RSU or (ii) the relevant Performance Period ends for a PSU.

(b)	Notwithstanding the foregoing but subject to the provisions of the applicable Award Agreement, for a U.S. Participant who is eligible for retirement at any time during the vesting period of an award of Share Units, payments shall be made following Separation from Service in accordance with Section 5.3(1)(b) of the Plan based on the original vesting schedule and subject to compliance with applicable restrictive covenants, but in no event will payment be made later than the later of (i) the end of the calendar year in which the applicable vest date occurs, or (ii) the 15th day of the third calendar month following the calendar month in which the vesting date occurs.

(c)	The Board may permit or require the deferral of any payment of vested Share Units for a U.S. Participant into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Code Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share Units.

(d)	For the avoidance of doubt, Section 4.6(4) of the Plan shall not apply to any Award issued to a U.S. Participant.

24

6.	Dividend Share Units

For purposes of clarity, any Dividend Share Units issued to any U.S. Participant shall be settled at the same time as the underlying RSUs or PSUs for which they were awarded.

7.	Treatment of Options Upon Death

For the avoidance of doubt, in the event that a U.S. Participant dies, his or her vested Options shall expire on the earlier of the original expiry date or 180 days after the death of such Participant.

8.	Specified Employee

Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent required to avoid accelerated taxation and additional taxes and penalties under Code Section 409A amounts that would otherwise be payable pursuant to the Plan to a U.S. Participant who is a Specified Employee due to the Specified Employee’s Separation from Service shall instead be paid on the first payroll date after the six-month period following the Separation from Service (or the Specified Employee’s death, if earlier).

9.	Adjustments.

Notwithstanding anything to the contrary in Article 6 of the Plan, any adjustment to an Option held by any U.S. Participant shall be made in compliance with the Code which for the avoidance of doubt may include an adjustment to the number of Shares subject thereto, in addition to an adjustment to the Exercise Price thereof, and the Board shall ensure that any such adjustment will not constitute a modification of such Option within the meaning of Code Section 409A.

10.	General

Notwithstanding any provision of the Plan to the contrary, all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. If any provision of the Plan contravenes Code Section 409A or could cause the U.S. Participant to incur any tax, interest or penalties under Code Section 409A, the Board may, in its sole discretion and without the U.S. Participant’s consent, modify such provision to: (i) comply with, or avoid being subject to, Code Section 409A, or to avoid incurring taxes, interest and penalties under Code Section 409A; and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the U.S. Participant of the applicable provision without materially increasing the cost to the Corporation or contravening Code Section 409A. However, the Corporation shall have no obligation to modify the Plan or any Share Unit and does not guarantee that Share Units will not be subject to taxes, interest and penalties under Code Section 409A. Each U.S. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with the Plan or any other plan maintained by the Corporation (including any taxes and penalties under Code Section 409A), and neither the Corporation nor any Subsidiary of the Corporation shall have any obligation to indemnify or otherwise hold such U.S. Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

25

Appendix “A”
FORM OF OPTION AGREEMENT

[Please note that the following restrictive legend should be included on Options issued in the United States when the underlying securities are not registered under the United States Securities Act of 1933, as amended:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT)”, OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, AND, IN THE CASE OF TRANSFERS UNDER EITHER CLAUSE (C) OR (D), THE HOLDER HAS FURNISHED TO THE CORPORATION AND ITS TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH EXEMPTION(S) ARE AVAILABLE. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.]

ISOENERGY LTD.
OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is granted by IsoEnergy Ltd. (the “Corporation”), in favour of the optionee named below (the “Optionee”) pursuant to and on the terms and subject to the conditions of the Corporation’s Omnibus Long-Term Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this Option Agreement shall have the meanings set forth in the Plan.

The terms of the option (the “Option”), in addition to those terms set forth in the Plan, are as follows:

1.	Optionee. The Optionee is [●] and the address of the Optionee is currently [●].

2.	Number of Shares. The Optionee may purchase up to [●] Shares of the Corporation (the “Option Shares”) pursuant to this Option, as and to the extent that the Option vests and becomes exercisable as set forth in Section 6 of this Option Agreement.

3.	Exercise Price. The exercise price is Cdn $ [●] per Option Share (the “Exercise Price”).

4.	Date Option Granted. The Option was granted on [●].

5.	U.S. Securities Law. The Optionee understands and agrees that unless the Options have been registered with the United States Securities and Exchange Commission the Optionee must (i) complete, execute and deliver to the Corporation Schedule “C”; (ii)

comply with all applicable blue-sky laws in the Optionee’s State of residence; or (iii) provide a legal opinion or other evidence reasonably satisfactory to the Corporation that the issuance of the Options do not require registration under the U.S. Securities Act or applicable state securities laws.

6.	Expiry Date. The Option terminates on [●]. (the “Expiry Date”).

7.	Vesting. The Option to purchase Option Shares shall vest and become exercisable as follows: [●]

8.	Exercise of Options. In order to exercise the Option, the Optionee shall notify the Corporation in the form annexed hereto as Schedule “A”, whereupon the Corporation shall use reasonable efforts to cause the Optionee to receive a certificate representing the relevant number of fully paid and non-assessable Shares in the Corporation.

9.	Transfer of Option. The Option is not transferable or assignable except in accordance with the Plan.

10.	Inconsistency. This Option Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this Option Agreement and the Plan, the terms of the Plan shall govern.

11.	Severability. Wherever possible, each provision of this Option Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Option Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.	Entire Agreement. This Option Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

13.	Successors and Assigns. This Option Agreement shall bind and enure to the benefit of the Optionee and the Corporation and their respective successors and permitted assigns.

14.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

15.	Governing Law. This Agreement and the Option shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

16.	Counterparts. This Option Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

By signing this Agreement, the Optionee acknowledges that the Optionee has been provided a copy of and has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement. Without limitation to the foregoing, the Optionee specifically acknowledges that it has reviewed and understands, and agrees to, the termination provisions set forth in Section 5.3 of the Plan.

IN WITNESS WHEREOF the parties hereof have executed this Option Agreement as of the _____ day of ___________________, 20___.

ISOENERGY LTD.

By:
Name:
Title:

Witness	[Insert Participant’s Name]

SCHEDULE “A”
ELECTION TO EXERCISE STOCK OPTIONS

TO: ISOENERGY LTD. (the “Corporation”)

The undersigned Optionee hereby elects to exercise Options granted by the Corporation to the undersigned pursuant to an Award Agreement dated _______________, 20_____ under the Corporation’s Omnibus Long-Term Incentive Plan (the “Plan”), for the number of Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Number of Shares to be Acquired:

Exercise Price (per Share):	Cdn.$

Aggregate Purchase Price:	Cdn.$

Amount enclosed that is payable on account of any source deductions relating to this Option exercise (contact the Corporation for details of such amount):	Cdn.$

☐ Or check here if alternative arrangements have been made with the Corporation;

and hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate purchase price, and, if applicable, all source deductions, and directs such Shares to be registered in the name of _______________________.

[Please note that the following should be included for an Option exercise in the United States when the Options and underlying securities are not registered under the United States Securities Act of 1933, as amended:

In connection with this exercise, the undersigned Optionee must mark one of Box A, Box B, Box C or Box D:

Box A	The undersigned hereby certifies that (i) it did not acquire the Options in the United States (as that term is defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or at a time when the undersigned was a “U.S. Person” (as that term is defined in the U.S. Securities Act) or acting for the account or benefit of a U.S. Person or a person in the United States, (ii) it is not in the United States or a U.S. Person, (iii) the Option is not being exercised for the account or benefit of a U.S. Person or a person in the United States, and (iv) this Election to Exercise Stock Options was not executed or delivered in the United States.

Box B	The undersigned represents, warrants and certifies that it (a) acquired the Options directly from the Corporation pursuant to the terms of the Plan; (b) is exercising the Options solely for its own account; and (c) is an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act, on the date of exercise of the Options pursuant to this Election To Exercise Stock Options.

Box C	An exemption from registration under the U.S. Securities Act and all applicable state securities law is available for the issuance of common shares underlying the Options, and attached hereto is an opinion of counsel or other evidence to such effect, it being understood that any opinion of counsel or other evidence tendered in connection with the exercise of the Options must be in form and substance satisfactory to the Corporation.

Box D	The exercise is pursuant to the “cashless exercise” provision and procedure set forth in the Plan.

Note: Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B, Box C or Box D is marked. If Box B or Box C is marked and, subject to the requirements under securities laws in the United States if Box D is marked, the certificates representing the Shares will include the legend set forth in Section 7.3 of the Plan.

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this ______ day of ___________________, ______.

Signature of Participant

Name of Participant (Please Print)

SCHEDULE “B”
SURRENDER NOTICE

TO:	ISOENERGY LTD. (the “Corporation”)

The undersigned Optionee hereby elects to surrender _________________ Options granted by the Corporation to the undersigned pursuant to an Award Agreement dated ________________, 20___ under the Corporation’s Omnibus Long-Term Incentive Plan (the “Plan”) in exchange for Shares as calculated in accordance with Section 3.6(3) of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Please issue a certificate or certificates representing the Shares in the name of
_______________________________________________________________________________________________________________________.

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to surrender my Options is irrevocable.

The Optionee represents, warrants and certifies as follows (only one of the following must be checked):

A.            Outside the United States. The undersigned holder (a) at the time of exercise of the Options is not in the United States of America, its territories or possessions, any state of the United States or the District of Columbia (collectively, the “United States”), (b) is not exercising such Options on behalf of a person in the United States, and (c) did not execute or deliver this Stock Option Exercise Form in the United States; or

B.             Inside the United States. The undersigned (a) at the time of exercise of these Options is in the “United States,” (b) is exercising such Options on behalf of a person in the United States, or (c) did execute or deliver this Stock Option Exercise Form in the United States.

The Optionee understands that unless Box A above is checked and the Shares are registered under applicable United States federal and state securities laws, any certificate representing the Shares may bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

DATED this ______ day of ___________________, ______.

Signature of Participant

Name of Participant (Please Print)

SCHEDULE “C”
U.S. Accredited Investor Certificate

TO:	ISOENERGY LTD. (the “Corporation”)

In connection with the Issuance of the Options pursuant to an Award Agreement dated ________________, 20___ under the Corporation’s Omnibus Long-Term Incentive Plan (the “Plan”), the undersigned, as an integral part of inducing the Corporation to issue the Options, hereby represents and warrants to the Corporation that the undersigned satisfies one or more of the following categories of an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

_______	Category 1.	A director or executive officer of the Corporation (for purposes of this Schedule “C”, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Corporation); or

_______	Category 2.	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of purchase exceeds U.S.$1,000,000; provided, however, that (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

(Note: For the purposes of calculating “joint net worth”, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard does not require that the securities be purchased jointly.)

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

_______	Category 3.	A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

_______	Category 4.	A natural person that holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private

Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65); or

_______	Category 5.	An investment adviser registered pursuant to section 203 of the United States Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the U.S. Securities and Exchange Commission (“SEC”) under section 203(l) or (m) of the United States Investment Advisers Act of 1940, as amended; or

_______	Category 6.	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940, as amended (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of U.S.$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

_______	Category 7.	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940, as amended (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in Category 12 above and whose prospective investment in the issuer is directed by such family office pursuant to (iii) of Category 12 above.

Date	Optionee’s Signature

Optionee’s Name (Please Print)

Appendix “B”
FORM OF RSU AGREEMENT

[Please note that the following restrictive legend should be included on RSUs and any underlying Shares issued in the United States when the underlying securities are not registered under the United States Securities Act of 1933, as amended:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT)”, OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, AND, IN THE CASE OF TRANSFERS UNDER EITHER CLAUSE (C) OR (D), THE HOLDER HAS FURNISHED TO THE CORPORATION AND ITS TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH EXEMPTION(S) ARE AVAILABLE. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.]

ISOENERGY LTD.
RESTRICTED SHARE UNIT AGREEMENT

This restricted share unit agreement (“RSU Agreement”) is granted by IsoEnergy Ltd. (the “Corporation”) in favour of the Participant named below (the “Recipient”) of the restricted share units (“RSUs”) pursuant to the Corporation’s Omnibus Long-Term Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this RSU Agreement shall have the meanings set forth in the Plan.

The terms of the RSUs, in addition to those terms set forth in the Plan, are as follows:

1.	Recipient. The Recipient is [●] and the address of the Recipient is currently [●].

2.	Grant of RSUs. The Recipient is hereby granted [●] RSUs.

3.	U.S. Securities Law. The Recipient understands and agrees that unless the RSUs have been registered with the United States Securities and Exchange Commission the Recipient must (i) complete, execute and deliver to the Corporation Schedule “A”; (ii) comply with all applicable blue-sky laws in the Recipient’s State of residence; or (iii) provide a legal opinion or other evidence reasonably satisfactory to the Corporation that the issuance of the RSUs do not require registration under the U.S. Securities Act or applicable state securities laws.

4.	Restriction Period. In accordance with Section 4.3 of the Plan, the restriction period in respect of the RSUs granted hereunder, as determined by the Board, shall commence on [●] and terminate on [●].

5.	Vesting. The RSUs will vest as follows: [●].

6.	Transfer of RSUs. The RSUs granted hereunder are non-transferable or assignable except in accordance with the Plan.

7.	Inconsistency. This RSU Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this RSU Agreement and the Plan, the terms of the Plan shall govern.

8.	Severability. Wherever possible, each provision of this RSU Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this RSU Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this RSU Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.	Entire Agreement. This RSU Agreement and the Plan embody the entire agreement

10.	Successors and Assigns. This RSU Agreement shall bind and enure to the benefit of the Recipient and the Corporation and their respective successors and permitted assigns.

11.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

12.	Governing Law. This RSU Agreement and the RSUs shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

13.	Counterparts. This RSU Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

By signing this RSU Agreement, the Recipient acknowledges that he or she has been provided with, has read and understands the Plan and this RSU Agreement. Without limitation to the foregoing, the Recipient specifically acknowledges that it has reviewed and understands, and agrees to, the termination provisions set forth in Section 5.3 of the Plan.

IN WITNESS WHEREOF the parties hereof have executed this RSU Agreement as of the _____ day of ___________________, 20___.

ISOENERGY LTD.

By:
Name:
Title:

Witness	[Insert Participant’s Name]

SCHEDULE “A”
U.S. Accredited Investor Certificate

TO:	ISOENERGY LTD. (the “Corporation”)

In connection with the Issuance of the RSUs pursuant to an Award Agreement dated ________________, 20___ under the Corporation’s Omnibus Long-Term Incentive Plan (the “Plan”), the undersigned, as an integral part of inducing the Corporation to issue the RSUs, the undersigned hereby represents and warrants to the Corporation that the undersigned satisfies one or more of the following categories of an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

_______	Category 1.	A director or executive officer of the Corporation (for purposes of this Schedule “A”, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Corporation); or

_______	Category 2.	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of purchase exceeds U.S.$1,000,000; provided, however, that (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

(Note: For the purposes of calculating “joint net worth”, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard does not require that the securities be purchased jointly.)

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

_______	Category 3.	A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

_______	Category 4.	A natural person that holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65); or

_______	Category 5.	An investment adviser registered pursuant to section 203 of the United States Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the U.S. Securities and Exchange Commission (“SEC”) under section 203(l) or (m) of the United States Investment Advisers Act of 1940, as amended; or

_______	Category 6.	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940, as amended (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of U.S.$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

_______	Category 7.	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940, as amended (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in Category 12 above and whose prospective investment in the issuer is directed by such family office pursuant to (iii) of Category 12 above.

Date	Optionee’s Signature

Optionee’s Name (Please Print)

Appendix “C”
FORM OF PSU AGREEMENT

[Please note that the following restrictive legend should be included on PSUs and any underlying Shares issued in the United States when the underlying securities are not registered under the United States Securities Act of 1933, as amended:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT)”, OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, AND, IN THE CASE OF TRANSFERS UNDER EITHER CLAUSE (C) OR (D), THE HOLDER HAS FURNISHED TO THE CORPORATION AND ITS TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH EXEMPTION(S) ARE AVAILABLE. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.]

ISOENERGY LTD.
PERFORMANCE SHARE UNIT AGREEMENT

This performance share unit agreement (“PSU Agreement”) is granted by IsoEnergy Ltd. (the “Corporation”) in favour of the Participant named below (the “Recipient”) of the performance share units (“PSUs”) pursuant to the Corporation’s Omnibus Long-Term Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this PSU Agreement shall have the meanings set forth in the Plan.

The terms of the PSUs, in addition to those terms set forth in the Plan, are as follows:

1.	Recipient. The Recipient is [●] and the address of the Recipient is currently [●].

2.	Grant of PSUs. The Recipient is hereby granted [●] PSUs.

3.	U.S. Securities Law. The Recipient understands and agrees that unless the PSUs have been registered with the United States Securities and Exchange Commission the Recipient must (i) complete, execute and deliver to the Corporation Schedule “A”; (ii) comply with all applicable blue-sky laws in the Recipient’s State of residence; or (iii) provide a legal opinion or other evidence reasonably satisfactory to the Corporation that the issuance of the PSUs do not require registration under the U.S. Securities Act or applicable state securities laws.

4.	Restriction Period. In accordance with Section 4.3 of the Plan, the restriction period in respect of the PSUs granted hereunder, as determined by the Board, shall commence on [●] and terminate on [●].

5.	Performance Criteria. [●].

6.	Performance Period. [●].

7.	Vesting. The PSUs will vest as follows: [●].

8.	Transfer of PSUs. The PSUs granted hereunder are not-transferable or assignable except in accordance with the Plan.

9.	Inconsistency. This PSU Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this PSU Agreement and the Plan, the terms of the Plan shall govern.

10.	Severability. Wherever possible, each provision of this PSU Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this PSU Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this PSU Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11.	Entire Agreement. This PSU Agreement and the Plan embody the entire agreement

12.	Successors and Assigns. This PSU Agreement shall bind and enure to the benefit of the Recipient and the Corporation and their respective successors and permitted assigns.

13.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

14.	Governing Law. This PSU Agreement and the PSUs shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

15.	Counterparts. This PSU Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

By signing this PSU Agreement, the Recipient acknowledges that he or she has been provided with, has read and understands the Plan and this PSU Agreement. Without limitation to the foregoing, the Recipient specifically acknowledges that it has reviewed and understands, and agrees to, the termination provisions set forth in Section 5.3 of the Plan.

IN WITNESS WHEREOF the parties hereof have executed this PSU Agreement as of the _____ day of ___________________, 20___.

ISOENERGY LTD.

By:
Name:
Title:

Witness	[Insert Participant’s Name]

SCHEDULE “A”
U.S. Accredited Investor Certificate

TO:	ISOENERGY LTD. (the “Corporation”)

In connection with the Issuance of the PSUs pursuant to an Award Agreement dated ________________, 20___ under the Corporation’s Omnibus Long-Term Incentive Plan (the “Plan”), the undersigned, as an integral part of inducing the Corporation to issue the PSUs, the undersigned hereby represents and warrants to the Corporation that the undersigned satisfies one or more of the following categories of an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

_______	Category 1.	A director or executive officer of the Corporation (for purposes of this Schedule “A”, “executive officer” means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Corporation); or

_______	Category 2.	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of purchase exceeds U.S.$1,000,000; provided, however, that (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

(Note: For the purposes of calculating “joint net worth”, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard does not require that the securities be purchased jointly.)

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

_______	Category 3.	A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(Note: The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.)

_______	Category 4.	A natural person that holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65); or

_______	Category 5.	An investment adviser registered pursuant to section 203 of the United States Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the U.S. Securities and Exchange Commission (“SEC”) under section 203(l) or (m) of the United States Investment Advisers Act of 1940, as amended; or

_______	Category 6.	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940, as amended (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of U.S.$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

_______	Category 7.	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the United States Investment Advisers Act of 1940, as amended (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in Category 12 above and whose prospective investment in the issuer is directed by such family office pursuant to (iii) of Category 12 above.

Date	Optionee’s Signature

Optionee’s Name (Please Print)

Appendix “D”
FORM OF U.S. PARTICIPANT/NON-EMPLOYEE DIRECTOR ELECTION FORM

ISOENERGY LTD.

I __________________________[name] wish to defer 100% of my annual retainer (including any annual retainers or fees for service on committees of the Board) for the calendar year [●] and any future calendar years unless and until I make a new election in accordance with the Plan and the Addendum. I, do hereby elect to have a Share Unit Settlement Date of [●] anniversary of the grant date of such RSUs, or if earlier upon my Separation from Service in respect of all of such RSUs (including any accumulated Dividend Share Units), and otherwise in accordance with the Plan and the special provisions of the Addendum to the Plan applicable to U.S. Participants.

I understand that this election shall be irrevocable as of the last date in which I am permitted to make such election in accordance with Section 4 of the Addendum to the Plan and I shall only be permitted to revoke or modify this election up to such date. I understand that this election shall apply to any other grants of RSUs that I may be granted in the future (if any) in respect of any retainer fees payable in future calendar years (and will become irrevocable as of December 31 of the prior calendar year) until I make a later election, which election shall be made no later than the date set forth in Section 4 of the Addendum to the Plan.

All capitalized terms not defined in this Election Form have the meaning set out in the Plan.

I understand and agree that the granting and settlement of RSUs are subject to the terms and conditions of the Plan which are incorporated into and form a part of this Election Form.

Non-Employee Director Name	Date

Witness	Date

D-1